                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            MOHAWK INDUSTRIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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Notes:

                [LOGO OF MOHAWK INDUSTRIES, INC. APPEARS HERE]

To the Stockholders of Mohawk Industries, Inc.:

  You are cordially invited to attend the annual meeting of stockholders to be held on Thursday, May 22, 1997, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30703.

  The principal business of the meeting will be to elect a class of directors to serve a three-year term beginning in 1997 and to consider and vote upon the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan. During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of 1997.

  Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes. To receive a copy of a map and driving directions to the corporate headquarters, please call Barbara Lance at (706) 624-2253.

                                          Sincerely yours,

                                          /s/ David L. Kolb
                                          ------------------------------
                                          DAVID L. KOLB
                                          Chairman and
                                          Chief Executive Officer

Atlanta, Georgia
April 9, 1997

                            MOHAWK INDUSTRIES, INC.
                        160 SOUTH INDUSTRIAL BOULEVARD
                                P. O. BOX 12069
                            CALHOUN, GEORGIA 30703

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 22, 1997

  The annual meeting of stockholders of Mohawk Industries, Inc. (the "Company") will be held on Thursday, May 22, 1997, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30703.

  The meeting is called for the following purposes:

  1. To elect three persons who will serve as the Company's Class II directors for a three-year term beginning in 1997;

  2.To consider and vote upon the Mohawk Industries, Inc. 1997 Long-Term
   Incentive Plan; and

  3. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed March 26, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

       PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT
         YOUR SHARES WILL BE REPRESENTED. IF YOU CHOOSE TO ATTEND THE
                    MEETING, YOU MAY REVOKE YOUR PROXY AND
                          PERSONALLY CAST YOUR VOTES.

                                         By Order of the Board of Directors,

                                         /s/ Barbara B. Lance
                                         -----------------------------------
                                         BARBARA B. LANCE,
                                         Secretary

Atlanta, Georgia
April 9, 1997

                            MOHAWK INDUSTRIES, INC.
                        160 SOUTH INDUSTRIAL BOULEVARD
                                P. O. BOX 12069
                            CALHOUN, GEORGIA 30703

                               -----------------
                                PROXY STATEMENT
                               -----------------

  This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. ("Mohawk" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, May 22, 1997, and at any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 9, 1997, to the stockholders of record of the Company (the "Stockholders") on March 26, 1997 (the "Record Date").

  Proxies will be voted as specified by Stockholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock of the Company (the "Common Stock") represented thereby will be voted FOR election as directors of the nominees listed in this Proxy Statement and FOR the approval of the 1997 Mohawk Industries, Inc. Long-Term Incentive Plan (the "Incentive Plan"). A Stockholder who submits a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, by executing a proxy bearing a later date or by attending and voting in person at the Annual Meeting.

  The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies, which include broker nonvotes, will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Once a quorum is established, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting and the approval of the Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Neither withholding authority to vote with respect to one or more nominees nor a broker nonvote will have an effect on the outcome of the election of directors. Abstentions will have the same effect as a vote against approval of the Incentive Plan. Broker nonvotes, however, will have no effect on the approval of the Incentive Plan.

  Pursuant to the Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company, holders of Common Stock will be entitled to one vote for each share of Common Stock held. Pursuant to the provisions of the Delaware General Corporation Law, March 26, 1997 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 34,532,759 shares of Common Stock issued and outstanding held by approximately 471 Stockholders.

           THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN
                    THE ENCLOSED PROXY CARD IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for the Board of Directors of the Company to consist of three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. The Class II directors, Bruce C. Bruckmann, Alan S. Lorberbaum and Larry W. McCurdy have been nominated for re-election at the Annual Meeting. The Class III and Class I directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

  The Company's Certificate of Incorporation provides that the Company shall have at least two and no more than 11 directors, with the Board of Directors to determine the exact number. In addition, the Certificate of Incorporation divides the Board of Directors into three classes, with each to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors has by resolution set the number of directors at seven.

  It is the intention of the persons named as proxies to vote the proxies for each of Mr. Bruckmann's, Mr. Alan Lorberbaum's and Mr. McCurdy's election as a Class II director of the Company, unless the Stockholders direct otherwise in their proxies. Each of Mr. Bruckmann, Mr. Alan Lorberbaum and Mr. McCurdy has consented to continue to serve as a director of the Company if re-elected. In the unanticipated event that any of Mr. Bruckmann, Mr. Alan Lorberbaum or Mr. McCurdy refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The Board of Directors has no reason to believe that Mr. Bruckmann, Mr. Alan Lorberbaum or Mr. McCurdy will be unable or will decline to serve as a director.

  The affirmative vote of a plurality of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR THE ELECTION OF THE NOMINEES LISTED BELOW

DIRECTOR, DIRECTOR NOMINEE AND EXECUTIVE OFFICER INFORMATION

  Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class II directors and the directors in Classes III and I whose terms of office will continue after the Annual Meeting, including the name and age of each, his current principal occupation (which has continued for five years unless otherwise indicated), the name and principal business of the organization in which his occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 1996 with the Company, and his directorships in other publicly held companies.

NOMINEES FOR DIRECTOR

 Class II Nominees For Director (Current Terms Expiring 1997)

  Bruce C. Bruckmann--Mr. Bruckmann (age 43) has been a director of the Company since October 1992. Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a venture capital firm, since January 1995. From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. ("CVC, Ltd.") and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.). From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of AmeriSource Distribution Corporation, a distributor of pharmaceuticals, Jitney-Jungle Stores of America, Inc., a grocery retailer, Town Sports International, Inc., a fitness club operator, Cort Furniture Rental Corp., a lessor of office and residential furniture, and Chromcraft Revington Corporation, a furniture manufacturer.

  Alan S. Lorberbaum--Mr. Lorberbaum (age 72) has been a director of the Company since March 28, 1994. Mr. Lorberbaum founded Aladdin Mills ("Aladdin"), currently a division and formerly a wholly-owned subsidiary of the Company, in 1958 and served as President, Chief Executive Officer and a director of Aladdin from its inception until February 25, 1994, the date the Company acquired Aladdin. Mr. Lorberbaum currently serves as a consultant to Aladdin. See "Executive Compensation and Other Information--Principal Stockholders of the Company." For a discussion of certain arrangements with the Company relating to Mr. Lorberbaum and Mr. Jeffrey Lorberbaum being named to the Board of Directors, see the discussion below under "Continuing Directors."

  Larry W. McCurdy--Mr. McCurdy (age 61) has been a director of the Company since the consummation of the Company's initial public offering in April 1992 (the "Initial Public Offering"). Mr. McCurdy was President and Chief Executive Officer of Moog Automotive, Inc., a privately held manufacturer of automotive aftermarket products, from November 1985 until April 1994. Moog Automotive, Inc. was acquired by Cooper Industries, Inc., a manufacturer of electrical and automotive products, tools and hardware, in October 1992, and Mr. McCurdy became Executive Vice President, Operations of Cooper Industries, Inc. in April 1994. Mr. McCurdy held that position until March 7, 1997, when he became President, Chief Executive Officer and a director of Echlin Inc., a worldwide manufacturer of motor vehicle parts. Mr. McCurdy also serves on the boards of directors of Lear Seating Corporation, an international manufacturer for original equipment vehicles, and Breed Technologies, Inc., an equipment supplier of air bag sensing devices and air bag components.

CONTINUING DIRECTORS

 Class III Directors Continuing In Office (Terms Expire 1998)

  Leo Benatar--Mr. Benatar (age 67) has been a director of the Company since the consummation of the Initial Public Offering. Mr. Benatar has been an Associated Consultant with A. T. Kearney since May 1996. From June 1995 until May 1996, Mr. Benatar was Chairman of the Board of Engraph, Inc., a manufacturer of packaging and product identification materials. Before June 1995, Mr. Benatar served as Chairman of the Board, President and Chief Executive Officer of Engraph, Inc. for more than five years. Engraph, Inc. was acquired by Sonoco Products Company, a manufacturer of packaging and product identification materials, in October 1993, and Mr. Benatar served as Senior Vice President and a director of Sonoco Products Company from October 1993 until May 1996. Mr. Benatar is also a director of Interstate Bakeries Corporation, a manufacturer and distributor of food products, Aaron Rents, Inc., a furniture and appliance retailer, Paxar Corporation, an apparel labels manufacturer, and Schuller Corporation, an insulation and building products manufacturer. From January 1, 1994 until December 31, 1995, Mr. Benatar also served as Chairman of the Federal Reserve Bank of Atlanta.

  David L. Kolb--Mr. Kolb (age 58) served as President of Mohawk Carpet Corporation (now the Company's principal operating subsidiary and renamed Aladdin Manufacturing Corporation) until Mohawk Carpet Corporation was acquired by the Company in December 1988, at which time he became Chairman of the Board of Directors and Chief Executive Officer of the Company. Prior to joining Mohawk Carpet Corporation, Mr. Kolb served in various executive positions with Allied-Signal Corporation for 19 years, most recently as Vice President and General Manager of Home Furnishings. In 1988 and 1989, he served as Chairman of The Carpet and Rug Institute and is currently a member of its board of directors. Mr. Kolb is also a director of Chromcraft Revington Corporation, a furniture manufacturer, First Union National Bank of Georgia, and Polyfibron Technologies, Inc., a manufacturer of printing plates and printing blankets.

 Class I Directors Continuing In Office (Terms Expire 1999)

  Jeffrey S. Lorberbaum--Mr. Lorberbaum (age 42) has been a director of the Company since March 28, 1994 and has served as President and Chief Operating Officer of the Company since January 24, 1995. Mr. Lorberbaum joined Aladdin in 1976 and served as Vice President--Operations from 1986 until February 25, 1994 when he became President and Chief Executive Officer of Aladdin. Mr. Alan Lorberbaum, a director of the Company, is his father. See "Executive Compensation and Other Information--Principal Stockholders of the Company."

  Robert N. Pokelwaldt--Mr. Pokelwaldt (age 60) has been a director of the Company since consummation of the Initial Public Offering. Mr. Pokelwaldt has served as Chairman and Chief Executive Officer of York International Corporation, a manufacturer of air conditioning and cooling systems, since January 1993. He also served York International from June 1991 until January 1993 as President, Chief Executive Officer and a director and, from January 1990 until June 1991, as President and Chief Operating Officer. From September 1988 to January 1990, he served as President of Applied Systems Worldwide, a division of York International, and from June 1983 to September 1988, he served as Chairman and Chief Executive Officer of Frick Company, a privately held refrigeration manufacturer. Mr. Pokelwaldt is also a director of Polyfibron Technologies, Inc., a manufacturer of printing plates and printing blankets.

  In connection with the merger of Aladdin with a wholly owned subsidiary of the Company in February 1994 (the "Aladdin Merger"), the Company agreed to appoint to its Board of Directors up to two persons designated by the former shareholders of Aladdin, and Messrs. Alan Lorberbaum and Jeffrey Lorberbaum are such designees. The Company is required to nominate up to two persons designated by such holders for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors. At such time as the former shareholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former shareholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  General. During fiscal 1996, the Board of Directors held six meetings. All members of the Board attended at least 75% of the total number of Board and Committee meetings that they were eligible to attend.

  The Audit Committee consists of Mr. Bruckmann and Mr. McCurdy. The Audit Committee met two times during 1996. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies.

  The Compensation Committee consists of Mr. Benatar and Mr. Pokelwaldt. The Compensation Committee met two times during 1996. The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company and for administering the Company's stock option plans. See also "Executive Compensation and Other Information--Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc."

  The Company has no nominating committee.

  Director Compensation. Employees of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors. The Company pays non-employee directors an annual retainer of $20,000 and a fee of $1,000 for each Board meeting and $800 for each Committee meeting attended. Committee Chairmen also receive an annual retainer of $2,000. Pursuant to the Company's 1993 Stock Option Plan and the Incentive Plan, directors who are not employees of the Company are initially granted a non-qualified stock option to purchase 7,500 shares of Common Stock as of the date they commence service as a director. On January 1 of each year, eligible directors who are directors on such date receive an option to purchase 1,500 shares of Common Stock. The exercise prices for all such option grants are based on a formula that with respect to initial grants relates to the closing sale price of the underlying Common Stock on the business day immediately preceding the date of grant and with respect to subsequent grants is the average of the closing sale prices of the underlying Common Stock on the last business day of each of the Company's four fiscal quarters during the preceding fiscal year. The Company reimburses all directors for expenses the directors incur in connection with attendance at meetings of the Board of Directors or Committees.

  In December 1996, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan") to promote the long-term growth of the Company by providing a vehicle for its non-employee directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable non-employee directors. Under the Director Stock Compensation Plan, non-employee directors may elect to receive their annual cash retainer fees (excluding any meeting fees) in shares of Common Stock of the Company, based on the fair market value of the Common Stock on the quarterly payment date. The maximum number of shares of Common Stock which may be granted under the plan is 25,000 shares, which shares may not be original issue shares. The Board of Directors may suspend or terminate the Director Stock Compensation Plan at any time.

EXECUTIVE OFFICERS

  The executive officers of the Company serve at the discretion of the Board of Directors and are comprised of Mr. Kolb and Mr. Jeffrey Lorberbaum (who are identified above), Frank A. Procopio, John D. Swift and William B. Kilbride.

  Frank A. Procopio--Mr. Procopio (age 57) joined Mohawk Carpet Corporation in January 1982 and presently serves as Senior Vice President of the Company and President--Commercial Business. Prior to joining Mohawk Carpet Corporation, Mr. Procopio served as the Vice President of Manufacturing and Staff Services with Salem Carpet for three years and in various management positions with Armstrong World Industries for 18 years.

  John D. Swift Mr. Swift (age 55) served as Vice President--Finance of Mohawk Carpet Corporation from September 1984 to December 1988 and since that time has served as Vice President--Finance and Chief Financial Officer of the Company. Mr. Swift served as Treasurer of the Company from December 1988 to February 1994 and served as Secretary of the Company from December 1988 to May 23, 1996. Prior to joining Mohawk Carpet Corporation, he worked for General Electric Company for 18 years in various positions of accounting, auditing and financial management.

  William B. Kilbride Mr. Kilbride (age 46) joined American Rug Craftsmen ("American Rug Craftsmen"), currently a division and formerly a wholly owned subsidiary of the Company, as its President and Chief Operating Officer in June 1992 and has served as its President since that time. Before joining American Rug Craftsmen, Mr. Kilbride served as First Vice President--Planning of Dean Witter Discover, which he joined in February 1983.

                          PROPOSAL 2--APPROVAL OF THE
                         1997 LONG-TERM INCENTIVE PLAN

  On February 13, 1997, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan (the "Incentive Plan"). The Company has reserved 1,700,000 shares of its Common Stock for issuance in connection with options and awards under this plan. The Incentive Plan will be effective as of its adoption by the Board. However, if the Stockholders fail to approve the Incentive Plan at the Annual Meeting, any incentive stock options previously granted under the plan will be automatically converted to non-qualified stock options.

  A summary of the Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Appendix A.

GENERAL

  The purpose of the Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers and directors to those of the Stockholders, and by providing such employees, officers and directors with an incentive for outstanding performance. Subject to selection as a participant by the Compensation Committee, approximately 12,000 persons were eligible to participate in the Incentive Plan as of March 26, 1997.

  The Incentive Plan authorizes the granting of awards ("Awards") to employees, officers and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock ("Options"), which may be incentive stock options or non-qualified; (ii) stock appreciation rights ("SARs"); (iii) performance shares ("Performance Shares"); (iv) restricted stock ("Restricted Stock"); (v) dividend equivalents ("Dividend Equivalents"); and (vi) other stock-based awards.

  Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company. The Incentive Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs under the plan, and other Awards, such as Performance Shares, that are conditioned on the performance goals described in Section 13.13 of the Incentive Plan, will be excluded from the calculation of annual compensation for purposes of Code
Section 162(m) and will be fully deductible by the Company. The Board has approved the Incentive Plan for submission to the Stockholders in order to permit the grant of Awards thereunder that will constitute deductible performance-based compensation for purposes of Code Section 162(m).

  Subject to adjustment as provided in the Incentive Plan, the aggregate number of shares of Common Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR or Performance Share) is 1,700,000. The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Incentive Plan to any one participant is 100,000. The maximum fair market value of any Awards (other than Options and SARs) that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the Incentive Plan is $3,000,000.

ADMINISTRATION

  The Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee has the power, authority and discretion to designate participants; determine the type or types of Awards to be granted to each participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Incentive Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Incentive Plan.

AWARDS

  Stock Options. The Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), to participants. All Options will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Committee. The terms of any ISO must meet the requirements of Section 422 of the Code. Stock options intended to satisfy Code Section 162(m) will have an exercise price that is at least equal to the fair market value of the Common Stock subject to the stock option as of the date the stock option is granted.

  Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant in the case of any SAR related to an ISO. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

  Performance Shares. The Committee may grant Performance Shares to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of Performance Shares granted to each participant and to set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the participant.

  Restricted Stock Awards. The Committee may make awards of Restricted Stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends, if any, on the Restricted Stock).

  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested.

  Formula Grants to Directors. Each person who becomes a non-employee director of the Company will be granted a non-qualified stock option as of the date he or she first commences service as a director to acquire 7,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on that date. Each director eligible for a formula option will also be granted a non-qualified stock option on January 1 of each year to acquire 1,500 shares of Common Stock at an exercise price per share equal to the "Fair Market Value on a Quarterly Basis" (as defined in the Incentive
Plan) of a share of Common Stock on that date, provided such individual is a director of the Company on such date. The Committee may make such formula options subject to such additional terms as may be selected by the Committee.

  Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Incentive Plan, including without limitation shares of Common Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and Awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries of the Company. The Committee will determine the terms and conditions of any such Awards.

  Performance Goals. The Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company or a subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's or subsidiary's stock price, (c) the achievement by a business unit of the Company or subsidiary of a specified target, or target growth in, net income or earnings per share, including, without limitation, earnings before interest, taxes, depreciation and amortization (EBITDA), or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of an Award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  Limitations on Transfer; Beneficiaries. No Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualified domestic relations order. However, a participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant's death.

  Acceleration Upon Certain Events. Upon the participant's death or disability, all outstanding Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the Incentive Plan and the Award Agreement. In the event of a Change in Control of the Company (as defined in the Incentive Plan), all outstanding Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on all outstanding Awards will lapse. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, the Committee may in its sole discretion declare all outstanding Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

TERMINATION AND AMENDMENT

  The Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the Incentive Plan without Stockholder approval; provided, however, that the Board of Directors or the Committee may condition any amendment on the approval of Stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Incentive Plan may adversely affect any Award previously granted under the Incentive Plan, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short- or long-term capital gain, depending on the participant's holding period.

  Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount.

  SARs. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Performance Shares. Under present federal income tax regulations, a participant receiving Performance Shares will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of Performance Shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Restricted Stock. Under present federal income tax regulations, unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding tax deduction at that time.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

  As of April 4, 1997, no awards had been granted or approved for grant under the Incentive Plan to any employees, directors or officers of the Company. All Awards under the Incentive Plan will be made at the discretion of the Committee.

ADDITIONAL INFORMATION

  The closing price of the Common Stock, as reported by the Nasdaq National Market on March 26, 1997, was $23.

  The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting on this proposal will constitute approval of the Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
                              THE INCENTIVE PLAN

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  Decisions and recommendations regarding the compensation of the Company's executives are made by a two member compensation committee composed entirely of directors who have never served as officers or employees of the Company. Following is a report of the Compensation Committee concerning the Company's executive compensation policies for 1996.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC.

  Executive Compensation Philosophy. The Committee believes that a compensation program that enables the Company to attract and retain outstanding executives will assist the Company in meeting its long range objectives, thereby serving the interest of the Company's Stockholders. The compensation program of the Company is designed to achieve the following objectives:

    1. Provide compensation opportunities that are competitive with those of companies of a similar size.

    2. Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.

    3. Include above average elements of financial risk through performance-based incentive compensation which offers an opportunity for above average financial reward to the executives.

  The Company's executive compensation program has three components: base salaries, annual incentives and long-term incentives.

  Base Salaries. The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers are intended to be maintained at a competitive level with companies of a similar size. In order to assess competitive rates, the Committee utilizes compensation surveys, produced by nationally recognized consulting firms, of executives with similar job functions and responsibilities in public companies engaged in nondurable goods manufacturing in the same net sales range. The group of companies included in the surveys used has typically been broader than the peer group used in the Performance Graph following this report because the competitive marketplace for executive talent has been viewed by the Committee as national in scope and not restricted to the carpet and textile industries. With respect to base salaries, the Committee has endeavored to achieve competitive rates by targeting the approximate midpoint of the range of base salaries for comparable positions. Within this overall policy, the Committee has preserved the flexibility to make exceptions where performance over several years dictates a higher base salary.

  Annual Incentive Bonuses. Annual incentive bonuses under the executive incentive program are provided in addition to base salaries to create total annual cash compensation. Using the compensation surveys discussed above, the Committee has targeted the upper quartile of total annual cash compensation for similarly situated executives in companies of similar size. By placing a significant portion of an executive's annual pay "at risk," the Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the Stockholders. Given the Company's aggressive business objectives, the Committee believes this policy to be appropriate and fair for both the executives and the Stockholders.

  The 1996 Executive Incentive Plan (the "Plan") was designed to provide incentive bonus opportunities for approximately 40 key executives of the Company, including the executive officers named in the Summary Compensation Table. For those executives who were classified as Corporate Participants, including the Chief Executive Officer ("CEO"), the Chief Operating Officer and the Chief Financial Officer, to be eligible for any bonus the total corporation must have attained in 1996 a threshold level of earnings per share ("EPS") established by the Committee. The factors considered in establishing the threshold in the Plan were the previous year's earnings per share and a baseline expectation for earnings growth adopted by the Committee. If this threshold is attained, then the bonus calculation is based solely on the attainment of increasing levels of percentage improvement of 1996 EPS over the threshold. The attainment of an EPS level translates for each Corporate Participant into eligibility for a bonus award determined by a percentage of 1996 compensation payments excluding all bonus, deferred bonus and other nonsalary payments ("Base Compensation") assigned in the Plan for that level. The percentages of Base Compensation for which individual participants become eligible at the various levels vary and were set for the CEO by the Committee and for the other executives by the CEO (subject to the approval of the Committee) in order to relate performance goals to a targeted level of total annual cash compensation.

  For those executives who were classified as Commercial Business Participants, Residential Business Participants, Karastan Participants or American Rug Craftsmen Participants, to be eligible for any bonus the Commercial Business, the Residential Business, Karastan or American Rug Craftsmen, respectively, must have attained in 1996 a level of EPS equal to the threshold level of EPS contribution by that Business established by the Committee. If this threshold is attained, then the bonus calculation is weighted 75% to the EPS level attained and 25% to cash flow targets assigned to each level in the Plan. The cash flow target levels are based upon confidential internal budgets and are designed to encourage good management of working capital and capital expenditures. The attainment of EPS and cash flow levels set forth in the Plan, after weighting as described, translates for each Commercial Business, Residential Business, Karastan or American Rug Craftsmen Participant into eligibility for a bonus award determined by a percentage of Base Compensation assigned in the Plan. All bonus awards will be paid over three years beginning in 1997.

  The Committee has the authority to interpret the Plan or make changes therein as it determines appropriate.

  Long-Term Incentives. The Company provides long term incentives to its executives through stock option programs designed to encourage executives to acquire and hold shares of Common Stock. The stock option plans are designed to retain executives and motivate them to improve the market value of the Common Stock over a number of years. In 1996, options were granted to Mr. William B. Kilbride under the 1992 Stock Option Plan, which vest in 20% annual increments beginning on June 24, 1997. The Committee believes that equity ownership by executives furthers the Committee's compensation policy objective of aligning long-term financial interests of executives with those of the Stockholders. The Committee considers the amount and terms of options previously awarded to and held by executive officers in determining the size of option grants.

  Other Compensation Plans. The Company maintains several broadly-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other employees. These include the retirement savings plan (designed to qualify under section 401(k) of the Internal Revenue
Code), a supplemental executive retirement plan which provides certain supplemental retirement and other benefits to certain executives who have completed an aggregate of 60 months employment with the Company, and a nonqualified deferred compensation plan for highly compensated employees which permits deferral of income on a portion of the employee's compensation.

  To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  Chief Executive Officer Compensation. In accordance with the compensation philosophy and process described above, the Committee set Mr. Kolb's base salary, effective July 1, 1995, at $440,000, which was below the midpoint for CEO's of similar sized companies in the surveys utilized by the Committee. Mr. Kolb's base salary was not increased in 1996. Mr. Kolb's total annual cash compensation is linked to the Company's performance by his participation in the 1996 Executive Incentive Plan. Under the Plan, he would earn no bonus unless 1996 EPS exceeded the threshold level established in the Plan, but he would earn a bonus of 60% of his Base Compensation if 1996 EPS were at least 115% of the threshold, a bonus of 90% of his Base Compensation if 1996 EPS were at least 120% of the threshold, and a maximum bonus of 120% of his Base Compensation if 1996 EPS were at least 125% of the threshold. The bonus payable for EPS amounts between the levels stated above would be determined by pro rata interpolation. Mr. Kolb earned the maximum bonus under the Company's 1996 Executive Incentive Plan. Of this amount, 75% has been paid in 1997, and the remainder will be paid in equal amounts over the following two years.

  The Committee's objectives in setting Mr. Kolb's compensation are to be competitive with other companies in the carpet industry and with other public companies of a similar size and to provide Mr. Kolb with appropriate incentives to achieve the Company's short-term and long-term objectives.

                            COMPENSATION COMMITTEE

                                  Leo Benatar
                             Robert N. Pokelwaldt

PERFORMANCE GRAPH

  The following is a line graph comparing the yearly percentage change in the Company's cumulative total stockholder returns to those of the Standard & Poors 500 Index and a group of peer issuers beginning on April 1, 1992 (the date of the completion of the Company's Initial Public Offering) and ending on December 31, 1996.

                         [GRAPH APPEARS HERE]


                 COMPARISON OF TOTAL CUMULATIVE RETURNS AMONG
          MOHAWK INDUSTRIES, INC., THE S&P 500 INDEX AND A PEER GROUP


Measurement period      Measurement PT -
(Fiscal Year Covered)   04/01/92             FYE 12/31/92   FYE 12\31\93   FYE 12/31/94  FYE 12/31/95   FYE 12/31/96
---------------------   ----------------     -----------    -----------    -----------   ------------   ------------
MOHAWK                      $100               $141.67         $342.50        $127.50       $156.25       $220.00
S&P 500                     $100               $110.41         $121.53        $123.14       $169.41       $208.31
PEER GROUP                  $100               $112.73         $149.21        $104.57       $114.35       $113.08




  The peer group includes the following companies: Burlington Industries Equity, Inc., Cone Mills Corporation, Crown Crafts, Inc., Fieldcrest Cannon, Inc., Guildford Mills, Inc., Interface, Inc., Shaw Industries, Inc., Springs Industries, Inc. and West Point Stevens, Inc. (prior to December 1993, West Point Stevens, Inc. did business under the name West Point Pepperell, Inc.). Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index on April 1, 1992 was $100 and that all dividends were reinvested. The Company is not included in the peer group because management believes that, by excluding the Company, investors will have a more accurate view of the Company's performance relative to certain other carpet and textile companies.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1994, 1995 and 1996, for
(i) the Chairman and Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1996) (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL           LONG TERM
                                 COMPENSATION       COMPENSATION
                              ------------------    ------------
                                                    OTHER ANNUAL   SECURITIES    ALL OTHER
                               SALARY               COMPENSATION   UNDERLYING   COMPENSATION
   NAME AND POSITION     YEAR   ($)    BONUS ($)        ($)        OPTIONS (#)     ($)(5)
   -----------------     ---- -------- ---------    ------------   -----------  ------------
David L. Kolb........... 1996 $440,000 $528,000      $  325,297(1)       --       $ 9,110
 Chairman and Chief      1995  426,000       --       2,363,004(2)       --        10,500
  Executive  Officer     1994  412,000       --              --      25,000(3)     10,708

Jeffrey S. Lorberbaum... 1996 $416,693 $416,693              --          --       $ 5,118
 President and Chief     1995  336,134  150,000              --      50,000(4)      4,849
  Operating Officer;     1994  241,275  179,000              --          --         7,486
  President and Chief
  Executive Officer-
  Aladdin

Frank A. Procopio....... 1996 $241,500 $     --      $  154,319(1)       --       $ 7,162
 Senior Vice President;  1995  241,500       --       1,012,422(2)       --         8,568
 President-Commercial    1994  241,500   47,700              --      10,000(3)      8,898
 Business

John D. Swift..........  1996 $200,000 $170,000      $   41,395(1)       --       $ 5,283
 Vice President-Finance, 1995  191,000       --         247,816(2)       --         7,889
 Assistant Secretary and 1994  182,000       --              --      12,000(3)      7,980
 Chief Financial Officer

William B. Kilbride..... 1996 $200,000 $328,334(6)           --       7,500(7)    $ 4,059
 President-American Rug  1995  175,000  183,750              --          --           928
 Craftsmen               1994  175,000  218,333(6)           --      10,000(3)        968

--------
(1) Amounts in 1996 include (i) imputed interest on the outstanding balance of the interest free loans made by the Company to Messrs. Kolb, Procopio and Swift upon exercise of certain stock options in the amount of $180,865, $85,801 and $23,016, respectively, and (ii) $144,432, $68,518 and $18,379 paid by the Company in March 1997 to Messrs. Kolb, Procopio and Swift, respectively, so that each could pay the 1996 tax liability on imputed income arising from such interest free loans. See footnote (2) below and "Executive Compensation and Other Information--Certain Relationships and Related Transactions."
(2) Amounts in 1995 include amounts accrued by the Company for reimbursements payable to Messrs. Kolb, Procopio and Swift for tax payments in connection with stock option exercises in the amounts of $2,363,004, $1,012,422, and $247,816, respectively. In connection with the leveraged buyout of the Company in 1988 and in lieu of purchasing shares of the Company's Common Stock, each of Messrs. Kolb, Procopio and Swift obtained an equity interest in the Company by entering into a stock option agreement (the "Option Agreement") with the Company that differed only with respect to the number and exercise price of the shares subject to the option. This arrangement allows the Company to receive a tax benefit on its tax return in the amount of the tax effect of the taxable compensation provided to the individual under the Option Agreements; however, upon exercise of the options, the individual is subject to taxation at ordinary income rates. Pursuant to the Option Agreements, which were amended in 1992, when one of the individuals exercises an option, receives shares of the Company's Common Stock which were subject to the option (the "Optioned Stock") and does not sell the shares of Optioned Stock, he is entitled to borrow from the Company on an interest free basis an amount necessary to pay his income tax liability. See "Executive Compensation and Other Information-- Certain Relationships and Related Transactions." When the individual sells the shares of Optioned Stock, he must repay the loan. At the time of the sale of the shares of Optioned Stock, the individual is reimbursed for the amount of tax incurred by the individual upon the exercise of the option and the sale of the Optioned Stock in excess of the amount of tax the individual would have incurred had the individual held the stock from the option grant until the sale. In addition, the individual is reimbursed for the tax liability incurred by reason of the payment described in the previous sentence. The Company would record a tax benefit in its tax return concurrent with these payments. Messrs. Kolb, Procopio and Swift have not elected to sell the Optioned Stock, but the Company, nonetheless, treats the reimbursement payment payable upon sale of the Optioned Stock as earned at the time the option is exercised.
(3) Amounts represent options granted in 1994 pursuant to the 1992 Mohawk-Horizon Stock Option Plan.
(4) Amount represents options granted in 1995 pursuant to the 1992 Mohawk-Horizon Stock Option Plan.
(5) Represents matching contributions pursuant to the Company's Retirement Savings Plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance. The amounts of the matching contributions in 1996 were as follows: Mr. Kolb, $3,000; Mr. Procopio, $3,000; Mr. Swift, $3,000; and Mr. Kilbride, $4,059. The value of the insurance premiums paid in 1996 were as follows: Mr. Kolb, $6,110; Mr. Procopio, $4,162; and Mr. Swift, $2,283. For Mr. Jeffrey Lorberbaum, represents contributions pursuant to the Aladdin Profit Sharing Plan.
(6) Includes a special bonus of $158,333 payable in connection with the purchase of American Rug Craftsmen by the Company in April 1993.
(7) Amount represents options granted in 1996 pursuant to the 1992 Stock Option Plan.

OPTION GRANTS

  The following table sets forth information on options granted to the Named Executive Officers in fiscal 1996.

                         OPTION GRANTS IN FISCAL YEAR
                            ENDED DECEMBER 31, 1996

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------
                                    % OF TOTAL                          POTENTIAL REALIZABLE VALUE
                        NUMBER OF     OPTIONS                           AT ASSUMED ANNUAL RATES OF
                       SECURITIES   GRANTED TO                           STOCK PRICE APPRECIATION
                       UNDERLYING    EMPLOYEES   EXERCISE OR               FOR OPTION TERM (3)
                         OPTIONS   IN THE FISCAL BASE PRICE  EXPIRATION --------------------------
      NAME             GRANTED (1)   YEAR (2)      ($/SH)       DATE         5%           10%
      ----             ----------- ------------- ----------- ---------- ------------ -------------
David L. Kolb               --          --           --           --             --            --
Jeffrey S. Lorberbaum       --          --           --           --             --            --
Frank A. Procopio           --          --           --           --             --            --
John D. Swift               --          --           --           --             --            --
William B. Kilbride       7,500         1.8%         $17      6/24/06   $     80,184 $     203,202

--------
(1) These options were granted under the Company's 1992 Stock Option Plan and vest in 20% annual increments beginning June 24, 1997.
(2) The total number of shares of Common Stock covered by options granted to employees in the 1996 fiscal year was 414,000.
(3) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10 year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission (the "Commission") and are not intended to predict future performance.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Company's Common Stock (which was $22).

                         AGGREGATED DECEMBER 31, 1996
                            YEAR END OPTION VALUES

                                                 NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                         SHARES                 UNDERLYING UNEXERCISED      THE-MONEYOPTIONS AT
                       ACQUIRED ON    VALUE      OPTIONSAT FY-END (#)            FY-END($)
                        EXERCISE    REALIZED   ------------------------- -------------------------
NAME                       (#)         ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                   ----------- ----------- ----------- ------------- ----------- -------------
David L. Kolb            800,050   $11,083,093   40,000       22,500      $457,500     $180,000
Jeffrey S. Lorberbaum        --            --    10,000       40,000      $ 63,750     $255,000
Frank A. Procopio        370,475   $ 4,878,271      --        13,500           --      $132,750
John D. Swift             92,250   $ 1,277,631   27,300       14,700      $328,950     $139,050
William B. Kilbride          --            --    13,000       19,500      $ 21,000     $ 69,000

PENSION PLANS

  The following table shows estimated annual retirement benefits payable to a Named Executive Officer (other than Mr. Kolb or Mr. Jeffrey Lorberbaum) at age 65 under the Supplemental Executive Retirement Plan (the "SERP") as described below.

                              PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                                           -------------------------------------
REMUNERATION                                  15       20       25    30 OR MORE
------------                               -------- -------- -------- ----------
$  200,000................................ $ 80,000 $ 80,000 $ 80,000  $ 80,000
   300,000................................  120,000  120,000  120,000   120,000
   400,000................................  160,000  160,000  160,000   160,000
   500,000................................  200,000  200,000  200,000   200,000
   600,000................................  240,000  240,000  240,000   240,000
   700,000................................  280,000  280,000  280,000   280,000
   800,000................................  320,000  320,000  320,000   320,000
   900,000................................  360,000  360,000  360,000   360,000
 1,000,000................................  400,000  400,000  400,000   400,000
 1,100,000................................  440,000  440,000  440,000   440,000
 1,200,000................................  480,000  480,000  480,000   480,000

  The following table shows estimated annual retirement benefits payable to Mr. Kolb, the Company's Chairman and Chief Executive Officer, at age 65 under the SERP.

                              PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                                           -------------------------------------
REMUNERATION                                  15       20       25    30 OR MORE
------------                               -------- -------- -------- ----------
$  500,000................................ $250,000 $250,000 $250,000  $250,000
   600,000................................  300,000  300,000  300,000   300,000
   700,000................................  350,000  350,000  350,000   350,000
   800,000................................  400,000  400,000  400,000   400,000
   900,000................................  450,000  450,000  450,000   450,000
 1,000,000................................  500,000  500,000  500,000   500,000
 1,100,000................................  550,000  550,000  550,000   550,000
 1,200,000................................  600,000  600,000  600,000   600,000

  The Company has established a Retirement Savings Plan (the "Retirement Savings Plan"), which is a combination 401(k)/profit-sharing plan that provides for employee pre-tax contributions under Section 401(k) of the Internal Revenue Code, Company matching contributions, and, if profits are sufficient, a Company profit sharing contribution. The Company has also established the SERP, a non-qualified plan designed to supplement the benefits payable under the Retirement Savings Plan and certain other plans. The SERP provides such benefits to certain key employees of the Company and its subsidiaries as designated by the Board of Directors of the Company.

  Benefits under the SERP generally vest after the participant has sixty (60) months of employment with the Company and generally can begin once the participant attains age 60. The retirement benefit payable at age 65 to Mr. Kolb (and prior to reduction as described below) is 50% of Mr. Kolb's average annual compensation (meaning salary, bonuses, and certain pre-tax deferrals to Company benefit plans, but does not include reimbursements for tax payments in connection with stock option exercises) over the final sixty (60) months prior to termination of employment. The retirement benefit payable at age 65 to participants other than Mr. Kolb (and prior to reduction as described below), is 40% of the participant's average annual compensation (as determined in accordance with the preceding sentence). Benefits under the SERP are reduced
(i) if at retirement the participant has fewer than 15 years of employment with the Company for participants other than Mr. Kolb or 14 years of employment with the Company for Mr. Kolb, and (ii) if the participant begins to receive SERP benefits prior to age 65.

  Benefits payable under the SERP as shown in the foregoing tables are reduced by (i) the annuity value of the contributions (and earnings thereon) made by the Company to the participant's account in the Retirement Savings Plan; (ii) one-half of the participant's Social Security benefits; (iii) certain other Company benefit plans; and (iv) the annuity benefit to the participant from a subsequent employer's pension plan. Upon retirement, the normal form of SERP benefit is a life annuity for the life of the participant, but the Board and the participant may approve payment in an alternate form. There are also certain death benefits and medical benefits that are payable under the SERP.

  As of December 31, 1996, Mr. Kolb had an average five-year compensation of $643,400 and 16 years of creditable service; Mr. Procopio had an average five-year compensation of $319,886 and 14 years of creditable service; and Mr. Swift had an average five year compensation of $266,900 and 12 years of creditable service. Neither Mr. Jeffrey Lorberbaum nor Mr. Kilbride participates in these plans.

EMPLOYMENT AND CONSULTING CONTRACTS

  The Company entered into employment contracts (each, an "Employment Contract") on March 4, 1992 with each of Messrs. Kolb, Procopio and Swift and on April 30, 1993 with Mr. Kilbride. Each Employment Contract had a three-year term, and each Employment Contract with Messrs. Kolb, Procopio and Swift provided for automatic one-year extensions unless prior notice to the contrary was given by the Company or the executive. Each Employment Contract contained terms relating to salary and bonus compensation, benefits, termination and termination payments, and provisions relating to the use and disclosure of confidential and proprietary information and agreements not to compete, solicit customers or solicit employees. The Company has decided to discontinue the use of written employment contracts, and pursuant to written notice delivered by the Company to each of Messrs. Kolb, Procopio and Swift, their Employment Contracts terminated on March 4, 1996, and Mr. Kilbride's Employment Contract terminated on April 30, 1996. Each of Messrs. Kolb, Procopio, Swift and Kilbride is continuing in his current position with the Company.

  On February 25, 1994 and in connection with the Aladdin Merger, the Company entered into an employment contract with Mr. Jeffrey Lorberbaum and a consulting agreement with Mr. Alan Lorberbaum. The initial term of Mr. Jeffrey Lorberbaum's employment contract was five years, and the initial term of Mr. Alan Lorberbaum's consulting agreement was two years. Effective February 25, 1996, consistent with the Company's discontinuance of the use of written employment contracts, both Mr. Jeffrey Lorberbaum's employment contract and Mr. Alan Lorberbaum's consulting agreement were terminated. Mr. Jeffrey Lorberbaum continues to serve as President and Chief Executive Officer of Aladdin and Mr. Alan Lorberbaum continues to serve as a consultant to Aladdin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Messrs. Alan Lorberbaum and Jeffrey Lorberbaum and members of their immediate families are shareholders of, and one of them is a director of, an entity which transacts business with the Company. The aggregate dollar amount paid by the Company to this related party in 1996 was $1,441,000. Management of the Company believes that such transactions were and are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties in similar transactions.

  In 1996, Mr. Alan Lorberbaum earned approximately $375,000 in base compensation and $550,000 in bonuses from Aladdin in his capacity as a consultant to Aladdin based upon the performance of Aladdin in 1996.

  In connection with the leveraged buyout of the Company in 1988 and in lieu of purchasing shares of the Company's Common Stock, certain of the Company's executive officers obtained an equity interest in the Company by entering into the Option Agreements with the Company that differed only with respect to the number and exercise price of the shares subject to the options. This arrangement allows the Company to receive a tax benefit in the amount of the taxable compensation provided to the individual under the Option Agreements; however upon exercise of the options, the individual is subject to taxation at ordinary income tax rates. Pursuant to these Option Agreements, which were amended in 1992, when one of the individuals exercises his option and receives the Optioned Stock, he is entitled to borrow from the Company on an interest free basis (the "Loan") an amount equal to his income tax liability as a result of the exercise of the option less the amount of the proceeds from his sale of any shares of Optioned Stock which are sold prior to the date of the Loan. The principal amount of the Loan is due when the individual transfers beneficial ownership of all of the shares of Optioned Stock. The individual must prepay the Loan with any proceeds of any sale of less than all of the shares of Optioned Stock and with all dividends paid by the Company with respect to such shares while the Loan remains outstanding. The shares of the Optioned Stock are pledged by the individual to the Company and held by the Company to secure the Loan. See also "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation."

  Since January 1, 1995, various executive officers of the Company have exercised their options under the Option Agreements, elected not to resell their shares of Optioned Stock and borrowed money from the Company pursuant to the Option Agreements in order to pay their income tax liability. Mr. Kolb has exercised options to acquire 800,050 shares of Optioned Stock and has received a Loan from the Company in the original principal amount of $3,928,956. Mr. Procopio has exercised options to acquire 358,975 shares of Optioned Stock and has received a Loan from the Company in the original principal amount of $1,684,987. Mr. Swift has exercised options to acquire 84,750 shares of Optioned Stock and has received a Loan from the Company in the original principal amount of $415,929. In March 1997, each of the executives named above entered into a supplement to the Loan (the "Supplemental Loan") for the purpose of providing to such executives the difference between the statutory withholding rate used to determine the original principal amounts of the Loans and their actual tax rate. Mr. Kolb received a Supplemental Loan in the original principal amount of $1,152,570. Mr. Procopio received a Supplemental Loan in the original principal amount of $493,015. Mr. Swift received a Supplemental Loan in the original principal amount of $120,358. The combined outstanding principal balance of the Loan and Supplemental Loan for each of Mr. Kolb, Mr. Procopio and Mr. Swift as of April 4, 1997 was $5,081,526, $2,178,002 and $536,287, respectively.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 4, 1997, by (i) each person who is known by the Company beneficially to own more than five percent of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                     NUMBER OF SHARES OF PERCENT
                                                        COMMON STOCK       OF
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED   CLASS
------------------------                             ------------------- -------
Alan S. Lorberbaum(1)..............................      12,165,319       35.2%
Aladdin Partners, L.P.(2)..........................       9,570,000       27.7%
399 Venture Partners, Inc.(3)......................       5,230,050       15.1%
The Equitable Companies Incorporated, et al.(4)....       2,242,150        6.5%
Nicholas Applegate Capital Management(5)...........       1,889,452        5.5%
David L. Kolb(6)...................................         847,662        2.5%
Jeffrey S. Lorberbaum(7)...........................         431,417        1.2%
Frank A. Procopio(8)...............................         383,340        1.1%
Bruce C. Bruckmann(9)..............................         176,373          *
John D. Swift(10)..................................         114,354          *
Leo Benatar(11)....................................          14,476          *
William B. Kilbride(12)............................          13,150          *
Larry W. McCurdy(11)...............................          11,049          *
Robert N. Pokelwaldt(11)...........................          11,049          *
All directors and executive officers as a group (10
persons)...........................................      14,168,189       40.9%

--------
 * Less than one percent.
(1) The address of Mr. Alan Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721. Excludes 100 shares owned by Mrs. Shirley Lorberbaum, Mr. Lorberbaum's wife. Includes 9,570,000 shares held by Aladdin Partners, L.P., with respect to which Mr. Lorberbaum may be deemed to share voting and investment power. Mr. Lorberbaum is a director and owner of 71.5% of ASL Management Corp., the majority general partner of Aladdin Partners, L.P. Mr. Lorberbaum disclaims beneficial ownership of the 9,570,000 shares held by Aladdin Partners, L.P.
(2) The address of Aladdin Partners, L.P. is 822 Atkinson Drive, Dalton, Georgia 30720. ASL Management Corp. is the majority general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares. The address of ASL Management Corp. is 822 Atkinson Drive, Dalton, Georgia 30720. Mrs. Shirley Lorberbaum is a director and owner of 28.5% of ASL Management Corp. and, as a result of such positions, may be deemed to share voting and investment power with respect to these shares. Excludes 100 shares owned of record by Mrs. Lorberbaum in her individual capacity. Mrs. Lorberbaum is the wife of Mr. Alan Lorberbaum. The address of Mrs. Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721. Mr. Barry L. Hoffman is a director of ASL Management Corp. and, as a result of such position, may be deemed to share voting and investment power with respect to these shares. Excludes 3,000 shares owned of record by Mr. Hoffman in his individual capacity. The business address of Mr. Hoffman is Joseph Decosimo & Company, 1100 Tallman Building, The Union Square, Chattanooga, Tennessee 37402. Each of ASL Management Corp., Mrs. Lorberbaum and Mr. Hoffman disclaim beneficial ownership of the 9,570,000 shares held by Aladdin Partners, L.P.
(3) The address of 399 Venture Partners, Inc. is 399 Park Avenue, New York, New York 10043.
(4) Based upon a Schedule 13G dated February 12, 1997 jointly filed with the Commission by The Equitable Companies Incorporated; AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group (the "Mutuelles AXA"); and AXA. The address of The Equitable Companies Incorporated is 787 Seventh Avenue, New York, New York 10019. Each of the Mutuelles AXA, as a group, and AXA disclaim beneficial ownership of these shares.

 (5) Based upon a Schedule 13G dated February 3, 1997 filed with the Commission. The address of Nicholas Applegate Capital Management is 600 West Broadway, 29th Floor, San Diego, California 92101.
 (6) Includes 47,500 shares issuable upon the exercise of currently vested options and 112 shares owned pursuant to the Company's 401(k) plan.
 (7) Includes 20,000 shares issuable upon the exercise of currently vested options. Excludes 9,570,000 shares held by Aladdin Partners, L.P., of which Mr. Jeffrey Lorberbaum is a minority general partner. Mr. Lorberbaum disclaims beneficial ownership of these 9,570,000 shares held by Aladdin Partners, L.P.
 (8) Includes 7,500 shares issuable upon the exercise of currently vested options and 16,865 shares owned pursuant to the Company's 401(k) plan.
 (9) Includes 7,800 shares issuable upon the exercise of currently vested options.
(10) Includes 20,000 shares issuable upon the exercise of currently vested options and 9,604 shares owned pursuant to the Company's 401(k) plan.
(11) Includes 9,300 shares issuable upon the exercise of currently vested options.
(12) Includes 13,000 shares issuable upon the exercise of currently vested options.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

  The Board of Directors has appointed KPMG Peat Marwick LLP as auditors of the Company for 1997. KPMG Peat Marwick LLP also audited the Company's financial statements for 1996. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to appropriate questions.

  The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of $3,500 plus expenses. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

  Any proposal a Stockholder may desire to have included in the Company's proxy material for presentation at the 1998 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or prior to December 11, 1997.

  If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

  A list of Stockholders entitled to be present and vote at the Annual Meeting will be available at the offices of the Company, P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, for inspection by the Stockholders during regular business hours from May 9, 1997, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

  If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                                          /s/ Barbara B. Lance
                                          ---------------------------
                                          BARBARA B. LANCE
                                          Secretary
Atlanta, Georgia
April 9, 1997

                                                                     APPENDIX A

                            MOHAWK INDUSTRIES, INC.
                         1997 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                    PURPOSE

  1.1 GENERAL. The purpose of the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Mohawk Industries, Inc. (the "Corporation"), by linking the personal interests of its employees, officers and directors to those of Corporation stockholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

                                   ARTICLE 2
                                EFFECTIVE DATE

  2.1 EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board. However, the Plan shall be submitted to the stockholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.

                                   ARTICLE 3
                                  DEFINITIONS

  3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

    (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

    (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

    (c) "Board" means the Board of Directors of the Corporation.

    (d) "Change in Control" means and includes each of the following:

      (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
    (1), the following acquisitions shall not constitute a Change of
    Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses
    (i), (ii) and (iii) of subsection (3) of this definition; or

      (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
    (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (f) "Committee" means the committee of the Board described in Article 4.

    (g) "Corporation" means Mohawk Industries, Inc., a Delaware corporation.

    (h) "Covered Employee" means a covered employee as defined in Code
  Section 162(m)(3).

    (i) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

    (j) "Dividend Equivalent" means a right granted to a Participant under
  Article 11.

    (k) "Effective Date" has the meaning assigned such term in Section 2.1.

    (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

    (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

    (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

    (p) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

    (r) "Parent" means a corporation which beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

    (q) "Participant" means a person who, as an employee, officer or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

    (o) "Performance Share" means a right granted to a Participant under
  Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

    (p) "Plan" means the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan, as amended from time to time.

    (q) "Restricted Stock Award" means Stock granted to a Participant under
  Article 10 that is subject to certain restrictions and to risk of forfeiture.

    (r) "Retirement" means a Participant's termination of employment with the Corporation, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

    (s) "Stock" means the $.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

    (t) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

    (u) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

    (v) "1933 Act" means the Securities Act of 1933, as amended from time to time.

    (w) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4
                                ADMINISTRATION

  4.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board who are
(i) "outside directors" as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors" as such term is defined in Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

  4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

  4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

    (a) Designate Participants;

    (b) Determine the type or types of Awards to be granted to each Participant;

    (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

    (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

    (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

    (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

    (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (h) Decide all other matters that must be determined in connection with an Award;

    (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

    (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

    (k) Amend the Plan or any Award Agreement as provided herein.

  4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                          SHARES SUBJECT TO THE PLAN

  5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 1,700,000.

  5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

  5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

  5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 100,000. The maximum fair market value of any Awards (other than Options and SARs) that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $3,000,000.

                                   ARTICLE 6
                                  ELIGIBILITY

  6.1. GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Corporation or a Parent or Subsidiary.

                                   ARTICLE 7
                                 STOCK OPTIONS

  7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

    (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee.

    (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

    (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Corporation to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

    (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

  7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

    (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

    (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

    (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3), (4) and (5) above, it will automatically become a Non-Qualified Stock Option:

      (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

      (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

      (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

      (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

      (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary.

    Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

    (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

    (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

    (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

    (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

    (h) DIRECTORS. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary, but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

  8.1. GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

    (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

      (1) The Fair Market Value of one share of Stock on the date of exercise; over

      (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

    (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9
                              PERFORMANCE SHARES

  9.1. GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

  9.2. RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

  9.3. OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                  ARTICLE 10
                            RESTRICTED STOCK AWARDS

  10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

  10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

  10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

  10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                  ARTICLE 11
                             DIVIDEND EQUIVALENTS

  11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                  ARTICLE 12
                           OTHER STOCK-BASED AWARDS

  12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

  12.2. FORMULA GRANTS TO DIRECTORS. Each person who becomes a non employee director of the Corporation after April 1, 1992 shall be granted a non-Qualified Stock Option as of the date he or she first commences service as a director to acquire 7,500 shares of Stock at an exercise price equal to the Fair Market Value of a share of the Stock. Each non employee director eligible to receive an Option pursuant to this Section 12.2 shall also be granted a Non-Qualified Stock Option on January 1 of each year commencing January 1, 1994, to acquire 1,500 shares of Stock at an exercise price equal to the "Fair Market Value on a Quarterly Basis" of the Stock, provided such individual is a director of the Corporation on such date. Options granted under this Section
12.2 shall be subject to such additional terms as set forth in the Award approved by the Committee. Notwithstanding any other provision of this Plan, the provisions of this Section 12.2 and of the Award Agreement entered into pursuant hereto may not be amended more than once every six months, other than to conform it with changes in the Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing. For the purposes of this Section 12.2, the term "Fair Market Value on a Quarterly Basis" shall mean the Fair Market Value per share of the Stock on the last business day of each of the Corporation's four fiscal quarters for the preceding fiscal year.

                                  ARTICLE 13
                        PROVISIONS APPLICABLE TO AWARDS

  13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

  13.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

  13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

  13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

  13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable Awards.

  13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

  13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

  13.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  13.9. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  13.10. ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

  13.11. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.9 or 13.10 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.11.

  13.12 EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.9 or 13.10, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

  13.13. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation's, Parent's or Subsidiary's stock price, (c) the achievement by a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, net income or earnings per share, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  13.14. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

  13.15. LOAN PROVISIONS. With the consent of the Committee, the Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be made with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

                                  ARTICLE 14
                         CHANGES IN CAPITAL STRUCTURE

  14.1. GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                  ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

  15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

  15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                  ARTICLE 16
                              GENERAL PROVISIONS

  16.1. NO RIGHTS TO AWARDS. No Participant or employee, officer or director shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants and employees, officers or directors uniformly.

  16.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

  16.3. WITHHOLDING. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

  16.4. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as a director or consultant at any time, nor confer upon any Participant any right to continue as an employee, director or consultant of the Corporation or any Parent or Subsidiary.

  l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

  16.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

  16.7. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

  16.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

  16.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  16.10. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

  16.11. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

  16.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Georgia.

  16.13 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

  The foregoing is hereby acknowledged as being the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan as adopted by the Board of Directors of the Company on February 13, 1997.

                                          Mohawk Industries, Inc.

                                          By:  /s/ David L. Kolb
                                             ------------------------------
                                             David L. Kolb
                                             Chairman and Chief Executive
                                             Officer

                                     PROXY
                            MOHAWK INDUSTRIES, INC.
                                CALHOUN, GEORGIA
                         ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation ("Mohawk"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints David L. Kolb and John D. Swift, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Mohawk Industries, Inc. to be held on Thursday, May 22, 1997 at 10:00 a.m. local time, at 160 South Industrial Boulevard, Calhoun, Georgia, and at any adjournment or adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote for Proposal 1 and Proposal 2.

(1) The election of three Directors, Bruce C. Bruckmann, Alan S. Lorberbaum and Larry W. McCurdy, for a term of three years and until their successors are elected and qualified:
    [_] FOR                    [_] WITHHOLD AUTHORITY
 For, except vote withheld from the following nominees:

 -----------------------------

(2) The approval of the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan:

    [_] FOR           [_] AGAINST       [_] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

LOGO

  Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             ----------------------------------
                                                  Signature of Stockholder


                                             ----------------------------------
                                             Signature of Stockholder (if held
                                                          jointly)

                                             Dated: _____________________, 1997
                                                       Month      Day



  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUS-
    TRIES, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.